Exhibit 99.1

Crescent Capital BDC, Inc. Reports Second Quarter 2020 Financial Results;

Declares a Third Quarter 2020 Regular Dividend of $0.41 per Share

LOS ANGELES, August 10, 2020 — Crescent Capital BDC, Inc. (“Crescent BDC” or “Company”) (NASDAQ: CCAP) today reported net investment income of $13.0 million, or $0.46 per share, and a net increase in net assets resulting from operations of $56.4 million, or $2.00 per share, for the second quarter ended June 30, 2020. Reported net asset value per share was $18.12 at June 30, 2020 as compared to $16.52 at March 31, 2020.

The increase in net asset value for the second quarter was primarily driven by unrealized gains from the impact of credit spreads tightening relative to the end of the first quarter.

Declaration of Regular Dividend for Third Quarter 2020

The Company announced that its Board of Directors has declared a third quarter 2020 dividend of $0.41 per share, which will be paid on or around October 15, 2020 to stockholders of record as of the close of business on September 30, 2020.

Selected Financial Highlights

($ in millions, except per share amounts. Unaudited.)

	As of
	June 30, 2020	March 31, 2020	June 30, 2019
Investments, at fair value	$895.2	$883.2	$624.9
Total assets	$926.3	$909.9	$637.2
Total net assets	$510.3	$465.8	$320.8
Net asset value per share	$18.12	$16.52	$19.75
Weighted average yield on income producing securities (at cost)[1]	7.9%	7.9%	8.4%
Percentage of debt investments at floating rates	96.9%	96.0%	96.1%

(1)	Yield excludes investments on non-accrual status.

	Three Months Ended
	June 30, 2020		March 31, 2020
	Total Amount	Per Share	Total Amount	Per Share
Total investment income	$19.3	$0.69	$18.8	$0.72
Net investment income	$13.0	$0.46	$11.6	$0.44
Net realized gains (losses)	$(1.1)	$(0.04)	$(0.1)	$(0.00)
Net unrealized gains (losses), net of taxes	$44.5	$1.59	$(82.2)	$(3.14)
Realized loss on asset acquisition	n/a	n/a	$(3.8)	$(0.14)
Net increase (decrease) in net assets resulting from operations	$56.4	$2.00	$(74.5)	$(2.84)
Dividend distributions per share		$0.41		$0.41

Portfolio & Investing Activity

As of June 30, 2020 and March 31, 2020, the Company had investments in 124 and 127 portfolio companies with an aggregate fair value of $895.2 million and $883.2 million, respectively. The portfolio at fair value was comprised of the following asset types:

	As of
$ in millions	June 30, 2020		March 31, 2020
Investment Type	Fair Value	Percentage	Fair Value	Percentage
Senior secured first lien	$361.7	40.4%	$387.2	43.8%
Unitranche first lien	307.2	34.3%	294.2	33.3%
Unitranche first lien—last out	14.4	1.6%	14.6	1.6%
Senior secured second lien	106.7	11.9%	102.9	11.7%
Unsecured debt	8.7	1.0%	8.6	1.0%
Equity & other	45.0	5.0%	31.8	3.6%
LLC/LP equity interests	51.5	5.8%	43.9	5.0%

Total investments	$895.2	100.0%	$883.2	100.0%

For the three months ended June 30, 2020, the Company invested $26.4 million into one new portfolio company, one refinancing and several follow-on revolver and delayed draw fundings. For this period, the Company had $60.4 million in aggregate exits, sales and repayments.

For the three months ended March 31, 2020, excluding assets acquired in the Alcentra Capital Corp. (“Alcentra”) acquisition, the Company invested $117.4 million across seven new portfolio companies and three existing portfolio companies. For this period, the Company had $73.8 million in aggregate exits, sales and repayments.

Results of Operations for the Three Months Ended June 30, 2020

Investment income increased to $19.3 million for the three months ended June 30, 2020 from $18.8 million for the three months ended March 31, 2020. The increase was due in part to three months of investment income from Alcentra portfolio investments that the Company acquired on January 31, 2020.

Total net expenses, including income and excise taxes, decreased to $6.4 million for the three months ended June 30, 2020 from $7.3 million for the three months ended March 31, 2020. The decrease was primarily due to lower interest and other debt financing costs as the weighted average interest rate on the Company’s weighted average outstanding debt decreased from 4.0% for the three months ended March 31, 2020 to 3.0% for the three months ended June 30, 2020.

Liquidity and Capital Resources

As of June 30, 2020, the Company had $11.6 million in cash and cash equivalents and restricted cash and $166.1 million of undrawn capacity on its credit facilities, subject to borrowing base and other limitations. The weighted average interest rate on the Company’s debt outstanding was 2.7% as of June 30, 2020.

The Company’s debt to equity ratio was 0.78x as of June 30, 2020.

On July 30, 2020, the Company announced that it agreed to issue $50.0 million aggregate principal amount of 5.95% senior unsecured notes due July 30, 2023. Pro forma for this transaction, the Company had over $200 million of available liquidity as of June 30, 2020.

Conference Call

The Company will host a webcast/conference call on Tuesday, August 11, 2020 at 12:00 p.m. (Eastern Time) to discuss its quarter ended June 30, 2020 financial results. Please visit Crescent BDC’s webcast link located on the Events & Presentations page of the Investor Relations section of Crescent BDC’s website for a slide presentation that complements the earnings conference call.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Events & Presentations page of the Investor Resources section of Crescent BDC’s website at www.crescentbdc.com. Please visit the website to test your connection before the webcast. Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (855) 982-6679

International: (614) 999-9468

Conference ID: 8443979

All callers will need to enter the Conference ID followed by the # sign and reference “Crescent BDC” once connected with the operator. An archived replay will be available via a webcast link located on the Investor Relations section of Crescent BDC’s website.

About Crescent BDC

Crescent BDC is a business development company that seeks to maximize the total return of its stockholders in the form of current income and capital appreciation by providing capital solutions to middle market companies with sound business fundamentals and strong growth prospects. Crescent BDC utilizes the extensive experience, origination capabilities and disciplined investment process of Crescent Capital Group LP (“Crescent Capital”). Crescent BDC is externally managed by Crescent Cap Advisors, LLC, a subsidiary of Crescent Capital. Crescent BDC has elected to be regulated as a business development company under the Investment Company Act of 1940. For more information about Crescent BDC, visit www.crescentbdc.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

About Crescent Capital Group

Crescent Capital is a global credit investment manager with approximately $28 billion of assets under management. For over 25 years, the firm has focused on below investment grade credit through strategies that invest in marketable and privately-originated debt securities including senior bank loans, high yield bonds, as well as private senior, unitranche, and junior debt securities. Crescent Capital is headquartered in Los Angeles with offices in New York, Boston, and London and more than 180 employees globally. For more information about Crescent Capital, visit www.crescentcap.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

Contact:

Daniel McMahon

daniel.mcmahon@crescentcap.com

212-364-0149

Forward-Looking Statements

This press release, and other statements that Crescent BDC may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Crescent BDC’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

Crescent BDC cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which may change over time. Forward-looking statements speak only as of the date they are made, and Crescent BDC assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Crescent BDC’s SEC reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) our future operating results; (2) our business prospects and the prospects of our portfolio companies; (3) the impact of investments that we expect to make; (4) our contractual arrangements and relationships with third parties; (5) the dependence of our future success on the general economy and its impact on the industries in which we invest; (6) the financial condition of and ability of our current and prospective portfolio companies to achieve their objectives; (7) our expected financings and investments; (8) the adequacy of our cash resources and working capital, including our ability to obtain continued financing on favorable terms; (9) the timing of cash flows, if any, from the operations of our portfolio companies; (10) the impact of increased competition; (11) the ability of our investment advisor to locate suitable investments for us and to monitor and administer our investments; (12) potential conflicts of interest in the allocation of opportunities between us and other investment funds managed by our investment advisor or its affiliates; (13) the ability of our investment advisor to attract and retain highly talented professionals; (14) changes in law and policy accompanying the new administration and uncertainty pending any such changes; (15) increased geopolitical unrest, terrorist attacks or acts of war, which may adversely affect the general economy, domestic and local financial and capital markets, or the specific industries of our portfolio companies; (16) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets; (17) the unfavorable resolution of legal proceedings; and (18) the impact of changes to tax legislation and, generally, our tax position.

Crescent BDC’s Annual Report on Form 10-K for the year ended December 31, 2019 and quarterly report on Form 10-Q for the quarter ended June 30, 2020, each filed with the SEC, identify additional factors that can affect forward-looking statements.

Other Information

The information in this press release is summary information only and should be read in conjunction with Crescent BDC’s annual report on Form 10-K for the year ended December 31, 2019, which Crescent BDC filed with the U.S. Securities and Exchange Commission (the SEC) on March 4, 2020, Crescent BDC’s quarterly report on Form 10-Q for the quarter ended June 30, 2020, which Crescent BDC filed with the SEC on August 10, 2020, as well as Crescent BDC’s other reports filed with the SEC. A copy of Crescent BDC’s annual report on Form 10-K for the year ended December 31, 2019, Crescent BDC’s quarterly report on Form 10-Q for the quarter ended June 30, 2020 and Crescent BDC’s other reports filed with the SEC can be found on Crescent BDC’s website at www.crescentbdc.com and the SEC’s website at www.sec.gov.

Crescent Capital BDC, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands except share and per share data)

	As of June 30, 2020 (Unaudited)	As of December 31, 2019
Assets
Investments, at fair value
Non-controlled non-affiliated (cost of $864,843 and $675,329, respectively)	$821,831	$671,582
Non-controlled affiliated (cost of $33,782 and $19,766, respectively)	42,890	20,507
Controlled (cost of $39,000 and $34,000, respectively)	30,513	34,442
Cash and cash equivalents	3,514	4,576
Restricted cash and cash equivalents	8,043	8,851
Receivable for investments sold	11,393	160
Interest receivable	3,980	2,832
Unrealized appreciation on foreign currency forward contracts	2,672	758
Deferred tax assets	762	421
Other assets	712	3,046

Total assets	$926,310	$747,175

Liabilities
Debt (net of deferred financing costs of $4,504 and $3,431, respectively)	$395,829	$322,010
Distributions payable	11,548	8,554
Interest and other debt financing costs payable	3,345	3,545
Accrued expenses and other liabilities	2,553	3,788
Management fees payable	1,660	1,343
Deferred tax liabilities	959	879
Directors’ fees payable	110	74
Unrealized depreciation on foreign currency forward contracts	8	65

Total liabilities	$416,012	$340,258

Net Assets
Preferred stock, par value $0.001 per share (10,000 shares authorized, zero outstanding, respectively)	$—	$—
Common stock, par value $0.001 per share (200,000,000 shares authorized, 28,167,360 and 20,862,314 shares issued and outstanding, respectively)	28	21
Paid-in capital in excess of par value	558,913	414,293
Accumulated loss	(48,643)	(7,397)

Total Net Assets	$510,298	$406,917

Total Liabilities and Net Assets	$926,310	$747,175

Net asset value per share	$18.12	$19.50

Crescent Capital BDC, Inc.

Consolidated Statements of Operations

( in thousands except share and per share data)

(Unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Investment Income:
From non-controlled non-affiliated investments:
Interest income	$15,689	$10,523	$32,292	$20,875
Paid-in-kind interest	697	172	1,246	337
Dividend income	712	508	1,604	931
Other income	620	500	1,060	744
From non-controlled affiliated investments:
Interest income	328	265	671	537
Paid-in-kind interest	481	—	485	—
From controlled investments:
Dividend income	800	550	800	550

Total investment income	19,327	12,518	38,158	23,974

Expenses:
Interest and other debt financing costs	3,631	3,173	7,980	5,982
Management fees	2,767	2,160	5,418	4,050
Incentive fees	2,267	1,107	4,199	2,131
Professional fees	364	192	706	384
Directors’ fees	110	72	239	145
Organization expenses	—	49	—	91
Other general and administrative expenses	495	537	1,221	1,058

Total expenses	9,634	7,290	19,763	13,841
Management fee waiver	(1,107)	(1,044)	(2,264)	(1,947)
Incentive fee waiver	(2,267)	(1,107)	(4,199)	(2,131)

Net expenses	6,260	5,139	13,300	9,763

Net investment income before taxes	13,067	7,379	24,858	14,211
Income and excise taxes	111	3	349	6

Net investment income	12,956	7,376	24,509	14,205

Net realized and unrealized gains (losses) on investments:
Net realized gain/(loss) on:
Non-controlled non-affiliated investments	(1,136)	(660)	(1,023)	(921)
Foreign currency transactions	76	476	(161)	489
Net change in unrealized appreciation (depreciation) on:
Non-controlled non-affiliated investments and foreign currency translation	25,140	1,434	(39,300)	3,894
Non-controlled affiliated investments	11,878	80	8,367	616
Controlled investments	7,914	(472)	(8,929)	(713)
Foreign currency forward contracts	(218)	309	1,972	282

Net realized and unrealized gains (losses) on investments	43,654	1,167	(39,074)	3,647

Realized loss on asset acquisition	—	—	(3,825)	—

Net realized and unrealized gains (losses) on investments and asset acquisition	43,654	1,167	(42,899)	3,647
Benefit (provision) for taxes on unrealized appreciation (depreciation) on investments	(193)	(31)	262	(480)

Net increase (decrease) in net assets resulting from operations	$56,417	8,512	$(18,128)	17,372

Per Common Share Data:
Net increase (decrease) in net assets resulting from operations per share (basic and diluted):	$2.00	0.54	$(0.67)	1.15
Net investment income per share (basic and diluted):	$0.46	0.47	$0.90	0.94
Weighted average shares outstanding (basic and diluted):	28,168,643	15,703,473	27,190,817	15,087,362